Exhibit 99.02
                                Southern Company
                              Financial Highlights
               (In Millions of Dollars Except Earnings Per Share)

                                           3 months ended September         9 months ended September
                                          --------------------------       -------------------------
                                               2005        2004                2005          2004
                                               ----        ----                ----          ----
                                             (Notes)     (Notes)             (Notes)       (Notes)

Consolidated Earnings-
(See Notes)
Retail Business                               $  624      $  551             $ 1,160        $1,077
Competitive Generation                            92          74                 209           177
                                              ------      ------             -------        ------
Total                                            716         625               1,369         1,254
Synthetic Fuels                                   27          19                  72            60
Leasing Business                                   6           8                  20            23
Parent Company and Other                         (27)         (8)                (29)           (9)
                                              ------      ------             -------        ------
Net Income                                    $  722      $  644             $ 1,432        $1,328
                                              ======      =======            ========       ======

Basic Earnings Per Share-(See Notes)          $ 0.97      $ 0.87              $ 1.92        $ 1.80

Operating Revenues                            $4,379      $3,441             $10,388        $9,182
Average Shares Outstanding (in millions)         743         739                 745           738
End of Period Shares Outstanding (in millions)                                   742           740


Notes
-----
- For 3 months ended September 2005 and 2004, diluted earnings per share are not more than 1 cent per share and are not material. For 9 months ended September 2005 and 2004, diluted earnings per share are (1) cent per share.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.